UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2015

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective December 18, 2015, the Board of Directors of CorEnergy Infrastructure Trust, Inc. (the “Company”) approved certain amendments to the Company’s Code of Ethics and Business Conduct (the “Code”) that governs the Company’s directors as well as all officers and employees of the Company and its subsidiaries and the Company’s external manager, Corridor InfraTrust Management LLC, that are engaged in the Company’s business, which includes the Company’s principal executive officer, principal financial and accounting officer and controller.  These amendments included certain updates and clarifications to conform to the Company’s current administrative practices, including updates to those sections addressing Conflicts of Interest and Corporate Opportunities that apply to all individual subject to the Code (including such officers).

A copy of the Code, as so amended, has been posted to the “Corporate Governance” section of the Company’s web site at http://corenergy.corridortrust.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: December 21, 2015	By:	/s/	Rebecca M. Sandring
Rebecca M. Sandring
Secretary